Exhibit 23.2


                         Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-57178) and related Prospectus of eResource Capital Group, Inc. for the registration of 20,652,740 shares of its common stock and to the incorporation by reference therein of our report dated September 27, 2001, with respect to the consolidated financial statements of eResource Capital Group, Inc. included in its Annual Report (Form 10-KSB) for the year ended June 30, 2001, filed with the Securities and Exchange Commission.


                                                          /s/ Ernst & Young LLP

Atlanta, Georgia
February 21, 2002